Exhibit 99

BMC Software Announces Fiscal 2012 Second Quarter Results

  Total revenue for the quarter rose 11 percent
  Non-GAAP operating income rose 13 percent to $216 million
  Non-GAAP diluted EPS was $0.87, up 6 percent
  Cash flow from operations was $162 million, up 27 percent
  Total bookings declined 16 percent, MSM trailing twelve-month bookings rose 25 percent and ESM license bookings fell 13 percent
  BMC’s board of directors authorized an additional $1 billion for share repurchases

HOUSTON--(BUSINESS WIRE)--October 26, 2011--BMC Software (NASDAQ: BMC) today announced its fiscal 2012 second quarter results.

GAAP net earnings for the fiscal second quarter were $115 million, or $0.65 per diluted share, versus $132 million and $0.73 per diluted share in the year-ago quarter. Second quarter GAAP net earnings in fiscal 2011 were positively impacted by net income tax benefits of $18 million, or $0.10 per diluted share, recorded in connection with tax authority settlements related to prior years’ tax matters. These tax benefits were excluded from our non-GAAP results.

Non-GAAP net earnings for the quarter were $153 million, or $0.87 per diluted share, representing a 4 percent increase in non-GAAP net earnings and a 6 percent increase in non-GAAP diluted earnings per share compared to the year-ago quarter. Included in the financial tables is a complete reconciliation between non-GAAP and GAAP results.

“During the second quarter, we reported solid growth in total revenue, non-GAAP earnings and cash flow from operations, however, our performance was mixed,” said Bob Beauchamp, BMC’s chairman and chief executive officer. “While we are aggressively addressing our business challenges, we continue to see positive trends and increasing market opportunities in several initiatives, including cloud management, Software-as-a Service and professional services. We also continue to benefit from the strength of our technology, solid MSM results and large platform wins.”

The Company posted the following key results for its fiscal 2012 second quarter:

  Total bookings declined 16 percent compared to the year-ago quarter, or 14 percent on a constant currency basis. Total bookings for the first half were up 11 percent to $998 million.
  Total license bookings fell 15 percent compared to the year-ago quarter. For the first half, license bookings rose 7 percent to $380 million.
  Total MSM bookings for the trailing twelve months increased 25 percent to $939 million, compared to the year-ago quarter. Total annualized MSM bookings for the trailing twelve months were up 13 percent.
  ESM license bookings in the quarter were down 13 percent year-over-year.
  During the second quarter, there were 20 ESM license transactions above $1 million.
  Cloud management and SaaS transactions continued to show positive momentum.
  Professional services revenue grew 35 percent from the year-ago period and delivered a non-GAAP gross margin of 8 percent.
  Non-GAAP operating margin was 39 percent, up one percentage point from the year-ago quarter.
  The Company’s balance sheet remains strong, with $1.6 billion in cash and investments and $1.9 billion in deferred revenue.

During the second quarter, BMC continued its stock repurchase activities, spending $225 million to repurchase 5.4 million shares. The Company’s board of directors has authorized an additional $1 billion for share repurchases. Along with the remaining amount from prior authorizations, BMC now has $1.2 billion remaining in its current share repurchase program.

“While our business and financial results were mixed, we remain confident in the market opportunity ahead and in our ability to capture it,” said Steve Solcher, BMC’s chief financial officer. “As a leader in our field, we remain a very profitable and strong company that is generating robust cash flows. We are intensely focused on improving our performance going forward.”

Fiscal 2012 Expectations

For fiscal 2012, BMC now expects non-GAAP diluted earnings per share in the range of $3.21 to $3.31 per share. At the midpoint, this would represent a 9 percent increase over fiscal 2011 non-GAAP earnings per share. This range includes approximately $0.02 of dilution related to our acquisition of Coradiant.

This range excludes an estimated $0.88 to $0.93 per share for non-GAAP adjustments, including expenses related to the amortization of intangible assets, stock-based compensation and severance, exit costs and related charges.

The assumptions underlying this full year fiscal 2012 estimate include:

  Total bookings growth in the mid-single digits;
  ESM license bookings decline in the mid-single digits;
  MSM total bookings growth in the high single digits;
  Revenue growth in the mid-single digits;
  Operating margin staying flat with the prior year;
  License bookings ratable rate similar to the prior year;
  Currency impact at today’s rates, which is about a one point help to both bookings and revenue on a year-over-year basis;
  Other income at a loss of approximately $10 million for the year;
  Weighted shares outstanding approximately 4 percent lower than fiscal 2011; and
  A non-GAAP tax rate of 26 percent for the year.

BMC now expects full year fiscal 2012 cash flow from operations to be between $800 million and $850 million, which at the mid-point represents an 8 percent improvement over fiscal 2011.

Conference Call

A conference call to discuss fiscal 2012 second quarter results is scheduled for today, October 26, 2011 at 4:00 pm Central Time. Those interested in participating may call (913) 312-0829 and use the pass code BMC. To access a replay of the conference call that will be available for one week, dial (719) 457-0820 or (888) 203-1112 and use the pass code BMC. A live web cast of the conference call will be available on the Company's website at http://investors.bmc.com. A replay of the web cast will be available within 24 hours and archived on the website.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release and the accompanying tables the following non-GAAP information: (a) non-GAAP operating expenses, (b) non-GAAP operating income, (c) non-GAAP operating margin, (d) non-GAAP net earnings and (e) non-GAAP diluted earnings per share. Each of these financial measures excludes the impact of certain items and therefore has not been calculated in accordance with GAAP. These non-GAAP financial measures exclude share-based compensation expense; the amortization of intangible assets; severance, exit costs and related charges; as well as the related tax impacts of these items; and certain discrete tax items. Each of the non-GAAP adjustments is described in more detail below. This press release also contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results because they exclude amounts that BMC management and the board of directors do not consider part of core operating results when assessing the performance of the organization. In addition, we have historically reported similar non-GAAP financial measures and we believe that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. Accordingly, we believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management.

While we believe that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as share-based compensation expense; the amortization of intangible assets; severance, exit costs and related charges; as well as the related tax impacts of these items; and certain discrete tax items that are excluded from our non-GAAP financial measures can have a material impact on net earnings. As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, net earnings, cash flow from operations or other measures of performance prepared in accordance with GAAP. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

The following discusses the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures:

• Share-based compensation expense. Our non-GAAP financial measures exclude the compensation expenses required to be recorded by GAAP for equity awards to employees and directors. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding expenses related to share-based compensation, because these costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted.

• Amortization of intangible assets. Our non-GAAP financial measures exclude costs associated with the amortization of intangible assets. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding amortization of intangible assets, because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

• Severance, exit costs and related charges. Our non-GAAP financial measures exclude severance, exit costs and related charges, and any subsequent changes in estimates, as they relate to our corporate restructuring activities. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding severance, exit costs and related charges, in order to provide comparability and consistency with historical operating results.

• Certain discrete tax items. Our non-GAAP financial measures exclude net tax benefits of $18 million for the quarter ended September 30, 2010 in connection with tax authority settlements related to prior years’ tax matters. Management excludes the impact of these items in evaluating corporate performance. Therefore, we exclude these items when presenting non-GAAP financial measures.

In this press release we refer to certain bookings information. Bookings represent the transactional value of new contracts executed by us and reflected in our financial statements, including amounts recorded to both revenue and deferred revenue. We also refer to growth rates for revenue and bookings at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company’s business performance. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Business runs on IT. IT runs on BMC Software.

Business thrives when IT runs smarter, faster and stronger. That’s why the most demanding IT organizations in the world rely on BMC Software across both distributed and mainframe environments. Recognized as the leader in Business Service Management, BMC offers a comprehensive approach and unified platform that helps IT organizations cut cost, reduce risk and drive business profit. For the four fiscal quarters ended September 30, 2011, BMC revenue was approximately $2.2 billion. Visit www.bmc.com for more information.

This news release and other related public statements we make contain both historical information and forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “intends,” “expects,” “estimates,” “guidance,” “outlook,” “view” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expectations and guidance for fiscal 2012 non-GAAP diluted earnings per share and cash flow from operations, including the underlying assumptions, as well as statements we make regarding our plans, objectives, strategies and expectations for future operations and results. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: 1) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; 2) competition in our markets and market entrants utilizing alternative business models can result in pricing pressures and competition for new customers as well as potential displacements of our existing customers; 3) our cash flow from operations could be affected by many factors, including, but not limited to, lengthening sales cycles, the size and timing of bookings, customer payment terms, the timing of collections, increased expenses, reduced net earnings and movement in foreign currency exchange rates; 4) a significant percentage of our license transactions are completed during the final weeks and days of each quarter, which creates a level of uncertainty as to whether revenue, license bookings and/or earnings will have met expectations until after the end of the quarter; 5) our operating costs and expenses are relatively fixed over the short term, so if we have a shortfall in revenue in any given quarter, our ability to offset revenue shortfalls in the near-term is limited; 6) software product development is highly technical and inherently complex and delays in the timing and feasibility of product releases could have a material adverse effect on expectations and actual results for bookings, revenue, margins and cash flow from operations; 7) changes to our sales organization, including personnel, compensation practices and organizational and process changes, may be disruptive and negatively impact our results of operations; 8) our expectations for revenue and earnings are based on assumptions of the percentage of license revenue which will be recognized upfront versus deferred and the percentage of customer renewals for maintenance contracts; if our actual results do not match our assumptions, our recognized revenue and resultant earnings could fall short of expectations; 9) our effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect our earnings; 10) we conduct significant transactions in currencies other than the United States dollar and changes in the value of major foreign currencies relative to the U.S. dollar can significantly affect our reported revenue and operating results; 11) customers may not require, or may delay, additional capacity upgrades of our software, particularly our mainframe management software, due to the existence of sufficient hardware capacity, the uncertain timing of hardware upgrades or other reasons, and the timing of renewals of existing license agreements may be different than we expect; and 12) the additional risks and important factors described in BMC Software's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. These filings are available on our website at http://investors.bmc.com. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

BMC, BMC Software, and the BMC Software logo are the exclusive properties of BMC Software Inc., are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other BMC trademarks, service marks, and logos may be registered or pending registration in the U.S. or in other countries. All other trademarks or registered trademarks are the property of their respective owners. © 2011 BMC Software, Inc.

BMC SOFTWARE, INC.
STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

			Incr/(Decr)
	Quarter Ended September 30,		Percentage
	2010	2011	Change
Revenue:
License	$208.1	$229.7	10.4%
Maintenance	252.5	270.5	7.1%
Professional services	41.7	56.5	35.5%
Total revenue	502.3	556.7	10.8%

Operating expenses:
Cost of license revenue	30.8	39.3	27.6%
Cost of maintenance revenue	39.9	49.5	24.1%
Cost of professional services revenue	40.3	53.2	32.0%
Selling and marketing expenses	143.2	153.5	7.2%
Research and development expenses	43.4	38.3	(11.8)%
General and administrative expenses	52.8	51.0	(3.4)%
Amortization of intangible assets	8.4	10.9	29.8%
Total operating expenses	358.8	395.7	10.3%
Operating income	143.5	161.0	12.2%
Other income (loss), net	0.3	(4.8)	nm
Earnings before income taxes	143.8	156.2	8.6%
Provision for income taxes	12.0	41.5	245.8%
Net earnings	$131.8	$114.7	(13.0)%

Diluted earnings per share	$0.73	$0.65	(11.0)%

Shares used in computing diluted earnings per share	181.4	176.0	(3.0)%

BMC SOFTWARE, INC.
STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

			Incr/(Decr)
	Six Months Ended September 30,		Percentage
	2010	2011	Change
Revenue:
License	$379.3	$419.2	10.5%
Maintenance	506.3	535.1	5.7%
Professional services	77.6	104.8	35.1%
Total revenue	963.2	1,059.1	10.0%

Operating expenses:
Cost of license revenue	62.7	77.6	23.8%
Cost of maintenance revenue	80.6	93.3	15.8%
Cost of professional services revenue	77.3	100.6	30.1%
Selling and marketing expenses	285.3	298.2	4.5%
Research and development expenses	81.9	83.0	1.3%
General and administrative expenses	107.0	109.6	2.4%
Amortization of intangible assets	16.8	20.7	23.2%
Total operating expenses	711.6	783.0	10.0%
Operating income	251.6	276.1	9.7%
Other loss, net	(5.2)	(6.4)	23.1%
Earnings before income taxes	246.4	269.7	9.5%
Provision for income taxes	21.8	59.3	172.0%
Net earnings	$224.6	$210.4	(6.3)%

Diluted earnings per share	$1.24	$1.18	(4.8)%

Shares used in computing diluted earnings per share	181.2	178.3	(1.6)%

BMC SOFTWARE, INC.
BALANCE SHEETS
(In millions)

	Unaudited				Unaudited
	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,
	2010	2010	2010	2011	2011	2011

Current assets:
Cash and cash equivalents	$1,410.0	$1,477.5	$1,544.1	$1,660.9	$1,582.9	$1,459.7	(a)
Short-term investments	10.3	-	2.8	27.8	31.9	30.9	(a)
Trade accounts receivable, net	168.4	215.4	321.0	284.1	176.2	219.6
Trade finance receivables, net	71.5	66.7	63.9	112.6	99.0	52.5
Other current assets	128.7	125.1	126.8	182.0	173.3	170.4
Total current assets	1,788.9	1,884.7	2,058.6	2,267.4	2,063.3	1,933.1

Property and equipment, net	99.0	100.2	97.0	94.2	90.9	86.3
Software development costs, net	159.9	171.4	185.3	193.8	201.9	214.1
Long-term investments	51.0	51.1	53.5	67.8	64.1	61.9	(a)
Long-term trade finance receivables, net	75.5	82.3	74.7	110.8	132.8	59.0
Goodwill and intangible assets, net	1,493.1	1,484.4	1,524.8	1,507.9	1,648.2	1,612.4
Other long-term assets	272.2	279.5	276.7	243.5	236.5	222.8
Total assets	$3,939.6	$4,053.6	$4,270.6	$4,485.4	$4,437.7	$4,189.6

Current liabilities:
Trade accounts payable	$37.0	$35.6	$36.4	$30.8	$33.3	$32.1
Finance payables	10.5	9.6	6.6	16.6	1.0	0.4
Accrued liabilities	211.2	247.5	293.2	316.0	204.0	256.6
Deferred revenue	985.1	948.8	970.0	1,026.9	1,065.8	990.5
Total current liabilities	1,243.8	1,241.5	1,306.2	1,390.3	1,304.1	1,279.6

Long-term deferred revenue	820.0	806.8	839.8	928.6	1,002.7	903.7
Long-term borrowings	348.4	347.2	337.2	335.6	333.9	336.9
Other long-term liabilities	185.4	179.8	179.6	168.0	163.3	146.2
Total long-term liabilities	1,353.8	1,333.8	1,356.6	1,432.2	1,499.9	1,386.8

Total stockholders' equity	1,342.0	1,478.3	1,607.8	1,662.9	1,633.7	1,523.2

Total liabilities and stockholders' equity	$3,939.6	$4,053.6	$4,270.6	$4,485.4	$4,437.7	$4,189.6

(a) Total cash and investments	$1,471.3	$1,528.6	$1,600.4	$1,756.5	$1,678.9	$1,552.5

BMC SOFTWARE, INC.
STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
Quarter Ended September 30,			Six Months Ended September 30,
2010	2011		2010	2011

		Cash flows from operating activities:
$131.8	$114.7	Net earnings	$224.6	$210.4
		Adjustments to reconcile net earnings to net cash
		provided by operating activities:
48.1	57.5	Depreciation and amortization	92.8	111.4
1.5	(0.3)	Deferred income tax provision (benefit)	7.6	(3.5)
25.9	30.8	Share-based compensation expense	51.0	61.6
(1.2)	4.1	Loss (gain) on investments, net and other	(0.2)	3.9
		Changes in operating assets and liabilities, net of acquisitions:
(46.3)	(45.4)	Trade accounts receivable	(3.0)	65.7
(4.2)	120.9	Trade finance receivables	91.4	109.7
(6.9)	(3.3)	Prepaid and other current assets	(6.9)	0.7
(0.1)	9.4	Other long-term assets	1.9	12.7
40.8	51.4	Accrued and other current liabilities	(67.1)	(63.7)
(49.5)	(174.3)	Deferred revenue	(67.5)	(64.5)
(10.0)	(4.9)	Other long-term liabilities	(28.8)	(9.0)
(2.8)	1.1	Other operating assets and liabilities	(1.3)	(12.3)
127.1	161.7	Net cash provided by operating activities	294.5	423.1

		Cash flows from investing activities:
-	10.5	Proceeds from maturities of investments	50.0	15.5
13.2	2.1	Proceeds from sales of investments	31.6	3.3
(1.9)	(12.2)	Purchases of investments	(3.8)	(18.9)
-	(3.0)	Cash paid for acquisitions, net of cash acquired	-	(148.9)
(27.7)	(34.0)	Capitalization of software development costs	(57.8)	(62.8)
(8.1)	(7.0)	Purchases of property and equipment	(13.1)	(10.0)
-	-	Other investing activities	1.0	-
(24.5)	(43.6)	Net cash provided by (used in) investing activities	7.9	(221.8)

		Cash flows from financing activities:
(75.0)	(225.0)	Treasury stock acquired	(224.0)	(405.5)
(1.1)	(1.3)	Repurchases of stock to satisfy employee tax withholding obligations	(11.8)	(23.0)
27.0	10.7	Proceeds from stock options exercised and other	38.2	37.1
3.0	1.0	Excess tax benefit from share-based compensation expense	5.9	12.6
(3.0)	(2.1)	Repayments of borrowings and capital lease obligations	(6.0)	(4.7)
(49.1)	(216.7)	Net cash used in financing activities	(197.7)	(383.5)

14.0	(24.6)	Effect of exchange rate changes on cash and cash equivalents	4.2	(19.0)
67.5	(123.2)	Net change in cash and cash equivalents	108.9	(201.2)
1,410.0	1,582.9	Cash and cash equivalents, beginning of period	1,368.6	1,660.9
$1,477.5	$1,459.7	Cash and cash equivalents, end of period	$1,477.5	$1,459.7

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions)
(Unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2010	2011	2010	2011

GAAP operating expenses	$358.8	$395.7	$711.6	$783.0

Share-based compensation expense	(25.9)	(30.8)	(51.0)	(61.6)

Amortization of intangible assets	(19.1)	(24.1)	(39.7)	(46.6)

Severance, exit costs and related charges	(2.9)	(0.5)	(5.9)	(2.6)

Non-GAAP operating expenses	$310.9	$340.3	$615.0	$672.2

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income
(In millions)
(Unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2010	2011	2010	2011

GAAP operating income	$143.5	$161.0	$251.6	$276.1

Share-based compensation expense	25.9	30.8	51.0	61.6

Amortization of intangible assets	19.1	24.1	39.7	46.6

Severance, exit costs and related charges	2.9	0.5	5.9	2.6

Non-GAAP operating income	$191.4	$216.4	$348.2	$386.9

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Operating Margin to Non-GAAP Operating Margin
(In millions)
(Unaudited)

	Quarter Ended September 30,			Quarter Ended September 30,			Quarter Ended September 30,
	2010	2011		2010	2011		2010	2011

GAAP revenue:	$502.3	$556.7	GAAP operating income:	$143.5	$161.0	GAAP operating margin:	29%	29%

			Share-based compensation expense	25.9	30.8

			Amortization of intangible assets	19.1	24.1

			Severance, exit costs and related charges	2.9	0.5

GAAP revenue:	$502.3	$556.7	Non-GAAP operating income:	$191.4	$216.4	Non-GAAP operating margin:	38%	39%

	Six Months Ended September 30,			Six Months Ended September 30,			Six Months Ended September 30,
	2010	2011		2010	2011		2010	2011

GAAP revenue:	$963.2	$1,059.1	GAAP operating income:	$251.6	$276.1	GAAP operating margin:	26%	26%

			Share-based compensation expense	51.0	61.6

			Amortization of intangible assets	39.7	46.6

			Severance, exit costs and related charges	5.9	2.6

GAAP revenue:	$963.2	$1,059.1	Non-GAAP operating income:	$348.2	$386.9	Non-GAAP operating margin:	36%	37%

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Net Earnings to Non-GAAP Net Earnings (In millions) (Unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2010	2011	2010	2011

GAAP net earnings	$131.8	$114.7	$224.6	$210.4

Share-based compensation expense	25.9	30.8	51.0	61.6

Amortization of intangible assets	19.1	24.1	39.7	46.6

Severance, exit costs and related charges	2.9	0.5	5.9	2.6

Subtotal pre-tax reconciling items	47.9	55.4	96.6	110.8

Tax effect of above pre-tax items	(13.6)	(16.7)	(27.5)	(32.3)

Impact of certain discrete tax items	(18.0)	-	(32.0)	(6.2)

Non-GAAP net earnings	$148.1	$153.4	$261.7	$282.7

BMC SOFTWARE, INC. Table of Reconciliation from GAAP Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share (Unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2010	2011	2010	2011

GAAP diluted earnings per share	$0.73	$0.65	$1.24	$1.18

Share-based compensation expense	0.14	0.18	0.28	0.35

Amortization of intangible assets	0.11	0.14	0.22	0.26

Severance, exit costs and related charges	0.02	-	0.03	0.01

Subtotal pre-tax reconciling items	0.26	0.31	0.53	0.62

Tax effect of above pre-tax items	(0.07)	(0.09)	(0.15)	(0.18)

Impact of certain discrete tax items	(0.10)	-	(0.18)	(0.03)

Non-GAAP diluted earnings per share	$0.82	$0.87	$1.44	$1.59

Shares used in computing diluted earnings per share (in millions)	181.4	176.0	181.2	178.3

CONTACT:
BMC Software
Jennifer Brenner, 713-918-2421
Global Communications
jennifer_brenner@bmc.com
or
Derrick Vializ, 713-918-1805
Investor Relations
derrick_vializ@bmc.com